UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2010

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 1, 2010, the Company and Daniel W. Rumsey entered into an Amendment to Services Agreement (“Amendment”), pursuant to which the Mr. Rumsey will continue to serve as the Company’s Interim Chief Executive Officer through June 30, 2010 (the “Additional Term”).  Under the terms of the Amendment, Mr. Rumsey will receive $8,500 per month, plus $2,500 per month to be accrued, but not paid until such time as the Company achieves $1.0 million per month in revenue.  In addition, Mr. Rumsey will be granted an option to purchase 250,000 shares of the Company’s Common Stock at $.015, the fair market value of the Company’s shares of Common Stock on January 4, 2010.  The Option vests pro-rata over a six month period during the Additional Term, subject to early vesting in the event the Company elects to terminate the Amendment at any time during the Additional Term.

Item 9.01          Financial Statements and Exhibits

(d)           Exhibits

99.1	Amendment to Services Agreement, dated January 1, 2010, by and between Daniel W. Rumsey and XELR8 Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: January 6, 2010	XELR8 HOLDINGS, INC.
By: /s/ Daniel W. Rumsey Daniel W. Rumsey Interim Chief Executive Officer